REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Shareholders and Board
of Trustees of OCM Gold Fund:

In planning and performing our
audit of the financial statements
of OCM Gold Fund (the Fund), as
of and for the year ended
November 30, 2014, in accordance
with the standards of the Public
Company Accounting Oversight
Board (United States), we
considered the Funds internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting. Accordingly, we
express no such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A funds
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A funds internal control over
financial reporting includes
those policies and procedures
that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately
and fairly reflect the
transactions and dispositions
of the assets of the fund (2)
provide reasonable assurance
that transactions are recorded
as necessary to permit
preparation of financial
statements in accordance with
generally accepted accounting
principles, and that receipts
and expenditures of the fund
are being made only in
accordance with authorizations
of management and directors of
the fund and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition,
use, or disposition of a funds
assets that could have a
material effect on the
financial statements.
Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect
misstatements. Also, projections
of any evaluation of
effectiveness to future periods
are subject to the risk that
controls may become inadequate
because of changes in conditions
or that the degree of compliance
with the policies or procedures
may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in the
normal course of performing their
assigned functions, to prevent
or detect misstatements on a
timely basis. A material weakness
is a deficiency, or a combination
of deficiencies, in internal
control over financial reporting,
such that there is a reasonable
possibility that a material
misstatement of the funds annual
or interim financial statements
will not be prevented or
detected on a timely basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However, we
noted no deficiencies in the
Funds internal control over
financial reporting and its
operation, including controls
for safeguarding securities
that we consider to be a
material weakness, as defined
above, as of November 30, 2014.
This report is intended solely
for the information and use of
management and the Board of
Trustees of OCM Gold Fund and
the Securities and Exchange
Commission and is not intended
to be and should not be used
by anyone other than these
specified parties.

Deloitte & Touche LLP

Milwaukee, Wisconsin
January 29, 2015